EXHIBIT 99.1

First Cash to Acquire 16-Store Chain of U.S. Pawn Stores; Increases Presence in Rocky Mountain Region to 33 Large Format Locations

ARLINGTON, Texas , Aug. 16, 2012 (GLOBE NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced that it has entered into an agreement for the purchase of a 16-store chain of pawn stores located in the Denver, Colorado area. The 16 locations, which operate under the "Fast Cash Pawn" brand, are all large format, full-service pawn stores.

Rick Wessel, chief executive officer of First Cash, stated, "We are pleased to announce the Fast Cash acquisition. It will further expand our U.S. store base and will significantly deepen our geographic presence in the Rocky Mountain markets. Fast Cash is a well-established operation with large pawn balances, significant market share and strong brand awareness in the Denver metro area. Coupled with our recent acquisition of Colorado-based Mister Money, we will now have a total of 33 large format pawn locations in Colorado, Wyoming and western Nebraska. This acquisition is consistent with our long-term growth strategy and we expect it to be accretive to earnings in 2013."

The purchase price for this acquisition is approximately $46 million, $8.5 million of which will be paid through the issuance of five year notes payable to the selling shareholders, with the balance to be paid in cash at closing, subject to standard working capital adjustments. The operations and earnings of the acquired Fast Cash stores will be consolidated into First Cash effective with the closing of the transaction, which is expected to occur later this year, subject to the satisfaction of customary closing conditions. The Company expects transaction and integration costs associated with the acquisition to be approximately $0.02 to $0.03 per share.

Store Count Update

The Company has added 127 new locations thus far in 2012, which includes the 16-store Fast Cash acquisition, a 24-store U.S. acquisition in June, a 29-store acquisition in Mexico in January, 50 new stores opened in Mexico and eight other new or acquired stores in the U.S. Accordingly, the Company is now planning for fiscal 2012 store additions to be in a record range of 140 to 145 total locations, which represents a 21% increase in the consolidated store count since the beginning of the year.

Credit Facility

The Company also announced that it has received preliminary commitments from its current lenders and three additional bank lenders to expand the scope and size of the Company's revolving unsecured credit facility from $100 million to $175 million. The expected new five-bank facility will mature in 2015 and bear interest at the prevailing LIBOR rate plus a margin of 2.0%. The Company expects to close on the new facility in the third quarter of 2012.

"The overall strength of the Company's balance sheet and strong operating cash flows continue to provide First Cash with significant strategic flexibility. The increased credit facility will provide additional resources to support continued earning asset growth and store expansion activities," commented Mr. Wessel. The Company currently has a total of $66 million outstanding on its existing credit facility.

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Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations for closing of the announced transactions, earnings and expenses related to acquisitions, the ability to successfully consummate and integrate acquisitions, projected store additions, cash flow and balance sheet expectations and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer purchasing, borrowing and repayment behaviors, changes in credit markets, the ability to renew and/or extend the Company's existing bank line of credit, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to hire and retain key management personnel, the ability to operate with limited regulation as a credit services organization, new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting consumer loan businesses, credit services organizations and pawn businesses (in both the United States and Mexico), changes in import/export regulations and tariffs or duties, changes in anti-money laundering regulations, unforeseen litigation, changes in interest rates, monetary inflation, changes in tax rates or policies, changes in gold prices, changes in energy prices, cost of funds, changes in foreign currency exchange rates, future business decisions, public health issues and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading international specialty retailer and provider of consumer financial services. Its retail pawn locations buy and sell a wide variety of jewelry, electronics, tools and other merchandise, and make small customer loans secured by pledged personal property. The Company's focus is serving cash and credit constrained consumers through deep value retailing and offering small loans and other financial products. Including the stores from the Fast Cash acquisition, the Company owns and operates 804 stores in twelve U.S. states and 24 states in Mexico.

First Cash was named by Fortune Magazine as one of America's 100 fastest growing companies for 2011. First Cash is also a component company in both the Standard & Poor's SmallCap 600 Index® and the Russell 2000 Index®. First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

CONTACT:   Gar Jackson
Phone: (949) 873-2789
Email: gar@irsense.com

Rick Wessel, Chairman and Chief Executive Officer
Doug Orr, Executive Vice President and Chief Financial Officer
Phone: (817) 505-3199
Email: investorrelations@firstcash.com
Website: www.firstcash.com